Exhibit 99.1

Source: Aris Water Solutions, Inc.

August 6, 2024

Aris Water Solutions, Inc. Reports Second Quarter 2024 Results, Increases Full Year Adjusted EBITDA Guidance

HOUSTON, Texas, August 6, 2024 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris,” “Aris Water” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2024.

SECOND QUARTER 2024 HIGHLIGHTS

●	Increased produced water volumes 5% and recycled water volumes 6% versus the second quarter of 2023
●	Achieved net income of $13.1 million, a 26% increase versus the second quarter of 2023
●	Generated Adjusted EBITDA[1] of $50.0 million, up 17% versus the second quarter of 2023
●	Achieved Gross Margin per barrel of $0.31 and Adjusted Operating Margin[2] per barrel of $0.46, a 21% increase in Adjusted Operating Margin per barrel[2] versus the second quarter of 2023
●	Maintained a strong balance sheet with quarter-end leverage of 2.2x3 and $299 million of available liquidity under our revolving credit facility
●	Increasing 2024 Adjusted EBITDA guidance to $195 to $205 million, reflecting strong first half performance and further confidence in the outlook for the second half of the year

“Aris had a strong second quarter as resilient produced water volumes and operating margins combined to deliver outstanding results. Our customers are steadily growing their production and associated water volumes in our dedicated acreage, and we are pleased with how well Aris has performed to date this year. In the second half of the year, we will remain focused on operating and capital efficiencies, driving free cash flow and working with new and existing customers as we evaluate opportunities for further growth,” said Amanda Brock, President and CEO of Aris.

“While we remain focused on our core business, we continue to gauge how we can create additional value from our produced water stream and are increasingly optimistic regarding mineral extraction. In the second quarter, Aris signed a letter of intent with an established iodine production and marketing company to construct an iodine extraction facility at one of Aris’s Permian Basin produced water management facilities. Aris anticipates that this first iodine extraction facility in the Permian Basin will be operational by year-end 2025.

As it relates to our beneficial reuse efforts, we continue to work with regulators to accelerate the approval process for applications outside of oil and gas. The Aris-led Joint Industry Project (“JIP”) with ConocoPhilllips, Chevron, and ExxonMobil has successfully completed its second of three desalination pilots and is scheduled to complete Phase 1 testing by year-end to confirm that produced water can be cost effectively and safely treated for multiple uses.

Overall, we remain committed to continuous improvement in our operations, increasing automation and reducing costs while maintaining system safety and integrity. Margins are at record levels, capital expenditures are in line with expectations, and, when combined with our consistent, contracted produced water revenue stream, we have reached free cash flow generation that supports additional shareholder returns. We remain optimistic about our future opportunities as a leader in delivering sustainable comprehensive water management and infrastructure solutions to the industry.”

OPERATIONS UPDATE

	Three Months Ended			Three Months Ended
	June 30,	March 31,	% Change	June 30,	% Change
	2024	2024		2023
(thousands of barrels of water per day)
Total Volumes	1,455	1,523	(4)%	1,497	(3)%
Produced Water Handling Volumes	1,093	1,159	(6)%	1,045	5%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	314	337	(7)%	296	6%
Groundwater Volumes Sold	48	27	78%	156	(69)%
Total Water Solutions Volumes	362	364	(1)%	452	(20)%

Skim oil recoveries (barrels of oil per day)	1,490	1,729	(14)%	1,042	43%
Skim oil recoveries (as a % of produced water volumes)	0.14%	0.15%	(7)%	0.10%	40%

FINANCIAL UPDATE

Net income was $13.1 million for the second quarter of 2024 versus net income of $10.4 million in the second quarter of 2023 and net income of $16.8 million in the first quarter of 2024. Adjusted Net Income1 was $17.3 million for the second quarter of 2024 versus $13.2 million for the second quarter of 2023 and $20.1 million in the first quarter of 2024.

Adjusted EBITDA1 was $50.0 million for the second quarter of 2024, up approximately 17% from $42.6 million in the second quarter of 2023, and down approximately 6% from $53.1 million in the first quarter of 2024.

Gross Margin per Barrel for the second quarter of 2024 was $0.31 per barrel versus $0.24 per barrel in the second quarter of 2023.

Adjusted Operating Margin per Barrel2 for the second quarter of 2024 was $0.46 per barrel versus $0.38 per barrel in the second quarter of 2023.

Second quarter 2024 Capital Expenditures4 totaled approximately $37 million versus $49 million in the second quarter of 2023.

STRONG BALANCE SHEET AND LIQUIDITY

As of June 30, 2024, the Company had net debt of approximately $438 million with $12 million in cash and $299 million available under its revolving credit facility. The Company’s leverage ratio at the end of the second quarter of 2024 was 2.2X3, below the Company’s target leverage of 2.5X – 3.5X.

THIRD QUARTER 2024 DIVIDEND

Aris’s Board of Directors declared a dividend on its Class A common stock for the third quarter of 2024 of $0.105 per share. In conjunction with the dividend payment, a distribution of $0.105 per unit will be paid to unit holders of Solaris Midstream Holdings, LLC. The dividend will be paid on September 19, 2024, to holders of record of the Company’s Class A common stock as of the close of business on September 5, 2024. The distribution to unit holders of Solaris Midstream Holdings, LLC will be subject to the same payment and record dates.

UPDATED 2024 FINANCIAL OUTLOOK

“Given our strong first half of 2024 and increased confidence in the outlook for the second half of the year, we are increasing our full year 2024 Adjusted EBITDA guidance, establishing a new range between $195 and $205 million,” said Amanda Brock. “I’m extremely grateful to our team for their hard work and successful execution so far this year and look forward to continuing our positive momentum throughout the rest of 2024 and beyond.”

For the third quarter of 2024, the Company expects:

●	Produced Water Handling volumes between 1,060 and 1,090 thousand barrels of water per day
●	Water Solutions volumes between 410 and 440 thousand barrels of water per day
●	Adjusted Operating Margin per Barrel[2] between $0.43 and $0.45
●	Skim oil recoveries of approximately 1,300 barrels per day
●	Adjusted EBITDA[1] between $48 and $52 million
●	No change to Aris’s full year Capital Expenditure[4] outlook of $85 to $105 million

CONFERENCE CALL

Aris will host a conference call to discuss its second quarter 2024 results on Wednesday, August 7, 2024, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

Participants should call (877) 407-5792 and refer to Aris Water Solutions, Inc. when dialing in. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.ariswater.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately fourteen days. It can be accessed by dialing (877) 660-6853 within the United States or (201) 612-7415 outside of the United States. The conference call replay access code is 13747323.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

1 Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share and a reconciliation thereof to net income, the most directly comparable GAAP measure.

2 Adjusted Operating Margin per Barrel is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

3 Represents a non-GAAP financial measure. Defined as net debt as of June 30, 2024, divided by trailing twelve months Adjusted EBITDA. Net debt is calculated as total debt less cash and cash equivalents. See the supplementary schedules in this press release for a reconciliation to the most directly comparable GAAP measure.

4 Capital Expenditures is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Capital Expenditures and a reconciliation thereof to cash paid for property, plant, and equipment, the most directly comparable GAAP measure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements, information, opinions or beliefs regarding our business strategy, our industry, our future profitability, business and financial performance, including our guidance for 2024, current and potential future long-term contracts, legal and regulatory developments, our ability to identify strategic acquisitions and realize expected benefits therefrom, the development of technologies for the beneficial reuse of produced water and related strategies, plans, objectives and strategic pursuits and other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “anticipate,” “continue,” “sustain,” “will,” “intend,” “strive,” “plan,” “goal,” “target,” “believe,” “forecast,” “outlook,” “future,” “potential,” “opportunity,” “predict,” “may,” “visibility,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements including our guidance for 2024. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, energy prices, the Russia-Ukraine and Middle Eastern conflicts, macroeconomic conditions (such as inflation) and market uncertainty related thereto, legislative and regulatory developments, customer plans and preferences, adverse results from litigation and the use of financial resources for litigation defense, technological innovations and developments, and other events discussed or referenced in our filings made from time to time with the Securities and Exchange Commission (“SEC”), including such factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and if applicable, our subsequent SEC filings, which are available on our Investor Relations website at https://ir.ariswater.com/sec-filings or on the SEC’s website at www.sec.gov/edgar. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this presentation and any oral statements made in connection with this presentation are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and	Three Months Ended		Six Months Ended
per share amounts)	June 30,		June 30,
	2024	2023	2024	2023
Revenue
Produced Water Handling	$54,815	$49,716	$113,921	$95,816
Produced Water Handling — Affiliate	28,614	23,181	55,441	46,321
Water Solutions	13,795	14,928	25,497	28,810
Water Solutions — Affiliate	3,453	8,163	8,695	16,147
Other Revenue	440	645	969	1,110
Total Revenue	101,117	96,633	204,523	188,204
Cost of Revenue
Direct Operating Costs	40,194	44,446	79,840	88,291
Depreciation, Amortization and Accretion	19,707	19,086	39,128	37,692
Total Cost of Revenue	59,901	63,532	118,968	125,983
Operating Costs and Expenses
General and Administrative	16,037	12,682	30,538	24,481
Research and Development Expense	1,128	650	2,193	1,058
Other Operating Expense (Income), Net	132	(192)	1,047	25
Total Operating Expenses	17,297	13,140	33,778	25,564
Operating Income	23,919	19,961	51,777	36,657
Other Expense
Interest Expense, Net	8,813	7,971	17,251	15,632
Other	—	—	1	—
Total Other Expense	8,813	7,971	17,252	15,632
Income Before Income Taxes	15,106	11,990	34,525	21,025
Income Tax Expense	1,994	1,559	4,583	2,886
Net Income	13,112	10,431	29,942	18,139
Net Income Attributable to Noncontrolling Interest	7,147	5,733	16,354	10,063
Net Income Attributable to Aris Water Solutions, Inc.	$5,965	$4,698	$13,588	$8,076

Net Income Per Share of Class A Common Stock
Basic	$0.18	$0.15	$0.41	$0.25
Diluted	$0.18	$0.15	$0.41	$0.25
Weighted Average Shares of Class A Common Stock Outstanding
Basic	30,549,092	30,036,593	30,451,553	29,985,869
Diluted	30,589,997	30,036,593	30,472,005	29,985,869

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	June 30,	December 31,
	2024	2023
Assets
Cash	$11,526	$5,063
Accounts Receivable, Net	64,309	59,393
Accounts Receivable from Affiliate	29,132	22,963
Other Receivables	13,432	12,767
Prepaids and Deposits	5,389	8,364
Total Current Assets	123,788	108,550
Fixed Assets
Property, Plant and Equipment	1,116,165	1,041,703
Accumulated Depreciation	(141,019)	(121,989)
Total Property, Plant and Equipment, Net	975,146	919,714
Intangible Assets, Net	213,750	232,277
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	18,510	22,634
Right-of-Use Assets	15,839	16,726
Other Assets	5,445	5,995
Total Assets	$1,387,063	$1,340,481
Liabilities and Stockholders' Equity
Accounts Payable	$42,112	$25,925
Payables to Affiliate	679	894
Insurance Premium Financing Liability	1,855	5,463
Accrued and Other Current Liabilities	50,261	64,416
Total Current Liabilities	94,907	96,698
Long-Term Debt, Net of Debt Issuance Costs	444,727	421,792
Asset Retirement Obligations	20,904	19,030
Tax Receivable Agreement Liability	98,274	98,274
Other Long-Term Liabilities	16,071	16,794
Total Liabilities	674,883	652,588
Stockholders' Equity
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of June 30, 2024 and December 31, 2023	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 31,104,226 issued and 30,552,938 outstanding as of June 30, 2024; 30,669,932 issued and 30,251,613 outstanding as of December 31, 2023	310	306
Class B Common Stock $0.01 par value, 180,000,000 authorized, 27,543,565 issued and outstanding as of June 30, 2024 and December 31, 2023	275	275
Treasury Stock (at Cost), 551,288 shares as of June 30, 2024; 418,319 shares as of December 31, 2023	(6,730)	(5,133)
Additional Paid-in-Capital	335,183	328,543
Retained Earnings (Accumulated Deficit)	7,235	(87)
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	336,273	323,904
Noncontrolling Interest	375,907	363,989
Total Stockholders' Equity	712,180	687,893
Total Liabilities and Stockholders' Equity	$1,387,063	$1,340,481

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
(in thousands)	June 30,
	2024	2023
Cash Flow from Operating Activities
Net Income	$29,942	$18,139
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Deferred Income Tax Expense	3,770	2,837
Depreciation, Amortization and Accretion	39,128	37,692
Stock-Based Compensation	8,214	5,585
Abandoned Well Costs	310	—
Loss on Disposal of Assets, Net	114	57
Abandoned Projects	745	128
Amortization of Debt Issuance Costs, Net	1,436	1,041
Other	735	376
Changes in Operating Assets and Liabilities:
Accounts Receivable	(5,524)	15,097
Accounts Receivable from Affiliate	(6,169)	18,308
Other Receivables	(665)	(4,005)
Prepaids and Deposits	2,975	1,583
Accounts Payable	1,818	(1,001)
Payables to Affiliate	(215)	(578)
Accrued Liabilities and Other	(18,467)	1,208
Net Cash Provided by Operating Activities	58,147	96,467

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(56,879)	(77,981)
Deposit on Assets Held for Sale	—	1,750
Proceeds from the Sale of Property, Plant and Equipment	94	—
Net Cash Used in Investing Activities	(56,785)	(76,231)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(11,817)	(10,743)
Repurchase of Shares	(1,326)	(599)
Repayment of Credit Facility	(15,000)	(36,000)
Proceeds from Credit Facility	37,000	30,000
Payment of Insurance Premium Financing	(3,756)	—
Net Cash Provided by (Used in) Financing Activities	5,101	(17,342)

Net Increase in Cash	6,463	2,894
Cash, Beginning of Period	5,063	1,122
Cash, End of Period	$11,526	$4,016

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, net debt and leverage ratio, and Capital Expenditures. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs, asset impairment and abandoned project charges; losses on the sale of assets; transaction costs; research and development expense; change in payables related to the Tax Receivable Agreement liability as a result of state tax rate changes; loss on debt modification; stock-based compensation expense; and other non-recurring or unusual expenses or charges (such as litigation expenses and severance costs), less any gains on the sale of assets.

The Company calculates Adjusted Operating Margin as Gross Margin plus depreciation, amortization and accretion. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes handled, sold or transferred.

The Company calculates Adjusted Net Income as Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items. The Company calculated Diluted Adjusted Net Income Per Share as (i) Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

For the quarter ended June 30, 2024, the Company calculates its leverage ratio as net debt as of June 30, 2024, divided by Adjusted EBITDA for the trailing twelve months. Net debt is calculated as the principal amount of total debt outstanding as of June 30, 2024, less cash and cash equivalents as of June 30, 2024.

The Company calculates Capital Expenditures as cash capital expenditures for property, plant, and equipment additions less changes in accrued capital costs.

The Company believes these presentations are used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, and Capital Expenditures are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss), gross margin, or cash paid for property, plant and equipment. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income, cash paid for property, plant, and equipment or cash flows from operating activities.

Although we provide forecasts for the non-GAAP measures Adjusted EBITDA, Adjusted Operating Margin per Barrel, and Capital Expenditures, we are not able to forecast their most directly comparable measures (net income, gross margin, and cash paid for property, plant, and equipment) calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of forward-looking GAAP metrics are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue, which could have a significant impact on the GAAP measures. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. As a result, no reconciliation of forecasted non-GAAP measures is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
(thousands of barrels of water per day)
Produced Water Handling Volumes	1,093	1,045	1,159	1,126	1,008
Water Solutions Volumes
Recycled Produced Water Volumes Sold	314	296	337	325	277
Groundwater Volumes Sold	48	156	27	38	151
Total Water Solutions Volumes	362	452	364	363	428
Total Volumes	1,455	1,497	1,523	1,489	1,436

Per Barrel Operating Metrics (1)
Produced Water Handling Revenue/Barrel	$0.84	$0.77	$0.81	$0.83	$0.78
Water Solutions Revenue/Barrel	$0.52	$0.56	$0.51	$0.52	$0.58
Revenue/Barrel of Total Volumes (2)	$0.76	$0.70	$0.74	$0.75	$0.72
Direct Operating Costs/Barrel	$0.30	$0.33	$0.29	$0.29	$0.34
Gross Margin/Barrel	$0.31	$0.24	$0.32	$0.32	$0.24
Adjusted Operating Margin/Barrel	$0.46	$0.38	$0.46	$0.46	$0.38

(1) Per Barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.
(2) Does not include Other Revenue.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2024	2023	2024	2023
Net Income	$13,112	$10,431	$29,942	$18,139
Interest Expense, Net	8,813	7,971	17,251	15,632
Income Tax Expense	1,994	1,559	4,583	2,886
Depreciation, Amortization and Accretion	19,707	19,086	39,128	37,692
Abandoned Well Costs	(25)	—	310	—
Stock-Based Compensation	4,693	3,117	8,214	5,585
Abandoned Projects	16	128	745	128
Loss on Disposal of Assets, Net	168	70	114	57
Transaction Costs	89	100	96	145
Research and Development Expense	1,128	650	2,193	1,058
Other	300	(490)	527	(594)
Adjusted EBITDA	$49,995	$42,622	$103,103	$80,728

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2024	2023	2024	2023
Total Revenue	$101,117	$96,633	$204,523	$188,204
Cost of Revenue	(59,901)	(63,532)	(118,968)	(125,983)
Gross Margin	41,216	33,101	85,555	62,221
Depreciation, Amortization and Accretion	19,707	19,086	39,128	37,692
Adjusted Operating Margin	$60,923	$52,187	$124,683	$99,913
Total Volumes (thousands of barrels)	132,372	136,282	270,974	260,097
Adjusted Operating Margin/BBL	$0.46	$0.38	$0.46	$0.38

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2024	2023	2024	2023
Net Income	$13,112	$10,431	$29,942	$18,139
Adjusted items:
Abandoned Well Costs	(25)	—	310	—
Loss on Disposal of Assets, Net	168	70	114	57
Stock-Based Compensation	4,693	3,117	8,214	5,585
Tax Effect of Adjusting Items (1)	(638)	(419)	(1,147)	(741)
Adjusted Net Income	$17,310	$13,199	$37,433	$23,040

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Diluted Net Income Per Share of Class A Common Stock	$0.18	$0.15	$0.41	$0.25
Adjusted items:
Reallocation of Net Income Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	0.04	0.03	0.08	0.05
Abandoned Well Costs	—	—	0.01	—
Stock-Based Compensation	0.08	0.05	0.14	0.10
Tax Effect of Adjusting Items (1)	(0.01)	(0.01)	(0.02)	(0.01)
Diluted Adjusted Net Income Per Share	$0.29	$0.22	$0.62	$0.39

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Diluted Weighted Average Shares of Class A Common Stock Outstanding	30,549,092	30,036,593	30,451,553	29,985,869
Adjusted Items:
Assumed Redemption of LLC Interests	27,543,565	27,554,393	27,543,565	27,561,348
Dilutive Performance-Based Stock Units (2)	40,905	—	20,452	—
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	58,133,562	57,590,986	58,015,570	57,547,217

(2) Dilutive impact of Performance-Based Stock Units already included for the three and six months ended June 30, 2024 and 2023.

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
(in thousands)	June 30, 2024
Principal Amount of Debt at June 30, 2024	$449,855
Less: Cash at June 30, 2024	(11,526)
Net Debt	$438,329

Net Debt	$438,329
÷ Trailing Twelve Months Adjusted EBITDA	197,347
Leverage Ratio	2.22

Table 10
Aris Water Solutions, Inc.
Reconciliation of Capital Expenditures
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2024	2023	2024	2023
Cash Paid for Property, Plant and Equipment	$37,297	$42,666	$56,879	$77,981
Change in Capital Related Accruals	49	6,422	18,183	19,081
Capital Expenditures	$37,346	$49,088	$75,062	$97,062